Exhibit 10.1

AMENDMENT NO. 1 TO SPONSOR VOTING AND SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO SPONSOR VOTING AND SUPPORT AGREEMENT (this “Amendment”) is made and entered into as of December 23, 2022, by and among (i) KludeIn I Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) Near Intelligence Holdings Inc., a Delaware corporation (the “Company”), and (iii) KludeIn Prime LLC, a Delaware limited liability company (the “Sponsor”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sponsor Agreement (as defined below).

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of May 18, 2022, by and among the Purchaser, the Company, Paas Merger Sub 1, a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), and Paas Merger Sub 2, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2”) (as amended by Amendment No. 1 to the Merger Agreement, dated as of November 3, 2022, and Amendment No. 2 to the Merger Agreement, dated as of the date hereof, and as may be further amended, supplemented and/or restated in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the Company continuing as the surviving entity (the “First Merger”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the First Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL, and (ii) the Company, as the surviving entity of the First Merger, shall merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity, and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each membership interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a membership interest of the Surviving Entity, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the LLCA;

WHEREAS, in connection with the Merger Agreement, the Purchaser, the Company and the Sponsor entered into that certain Sponsor Voting and Support Agreement, dated as of May 18, 2022 (as may be amended, supplemented and/or restated from time to time in accordance with its terms, including by this Amendment, the “Sponsor Agreement”);

WHEREAS, pursuant to Section 8(h) of the Sponsor Agreement, any term of the Sponsor Agreement may be amended and the observance of any term of the Sponsor Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) with the written consent of the Purchaser, the Company and the Sponsor; and

WHEREAS, the Purchaser, the Company and the Sponsor, expressly making reference to the Sponsor Agreement, hereby desire to amend the Sponsor Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Sponsor Agreement.

1.1 Amendment to Section 6. Section 6 of the Sponsor Agreement is hereby amended and supplemented by adding a new subsection (f) as follows:

“(f) Forfeiture by Sponsor. The Sponsor, agrees that, upon and subject to the Closing, the Sponsor shall forfeit two hundred thirty-seven thousand five hundred (237,500) of its Founder Shares (the “Forfeited Shares”). Upon and subject to the Closing, such Forfeited Shares shall be surrendered to and cancelled by the Purchaser for no consideration.”

2. Miscellaneous.

2.1 No Further Amendment. The Parties hereto agree that all other provisions of the Sponsor Agreement shall, subject to the amendments set forth in Section 1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Sponsor Agreement. From and after the date of this Amendment, each reference in the Sponsor Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Sponsor Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Sponsor Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

2.2 Other Terms. The provisions of Section 8 of the Sponsor Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

The Purchaser:

KludeIn I Acquisition Corp.

By:	/s/ Narayan Ramachandran
Name:	Narayan Ramachandran
Title:	Chief Executive Officer

The Company:

Near Intelligence Holdings Inc.

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	Chief Executive Officer and President

The Sponsor:

KludeIn Prime LLC

By:	/s/ Sriram Raghavan
Name:	Sriram Raghavan
Title:	Managing Member

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